                                LOAN AGREEMENT

                          DATED: AS OF MARCH 5, 1996

                               BY AND BETWEEN

                      UNITED-DARIEN LIMITED PARTNERSHIP,
                    UNITED DEVELOPMENT MANAGEMENT COMPANY,
                              UNITED HOMES, INC.,
                        UNITED HOMES OF ILLINOIS, INC.,
                        EDWARD HAVLIK AND VIRGIL OWINGS

                                      AND

                        FIRST BANK NATIONAL ASSOCIATION
                         A National Banking Association


                                   WOODMERE
                              DARIEN, ILLINOIS



Thomas P. Duffy, Esq.
WILDMAN, HARROLD, ALLEN & DIXON
225 West Wacker Drive
Suite 2600
Chicago, Illinois 60606

                             TABLE OF CONTENTS

                                                                     Page
                                                                     ----
ARTICLE I - INCORPORATION AND DEFINITIONS...............................1

    1.1     Incorporation...............................................1
    1.2     Definitions.................................................1

ARTICLE II - LOANS......................................................6

    2.1     Agreement to Borrow and Lend................................6
    2.2     Loans.......................................................6
    2.3     Other Funds.................................................7
    2.4     Conditions Precedent to Loan Advances.......................7
    2.5     Loan Advances...............................................7
    2.6     Fees........................................................8
    2.7     Sale of Units...............................................8
    2.8     No Speculative Homes........................................9
    2.9     Equity Contribution.........................................9

ARTICLE III - REPRESENTATIONS AND WARRANTIES...........................10

    3.1     Representations and Warranties.............................10

ARTICLE IV - CONDITIONS TO LOAN OPENING................................12

    4.1     Loan Documents.............................................12
    4.2     Other Conditions to Loan Opening...........................13

ARTICLE V - CONSTRUCTION DISBURSEMENTS.................................16

    5.1     Loan in Balance............................................16
    5.2     Documents Required for Loan Advances.......................17
    5.3     Payments Directly to Subcontractors........................18
    5.4     Escrow Payouts.............................................18
    5.5     Frequency of Payouts.......................................18
    5.6     Consultants................................................18
    5.7     Retainages.................................................18
    5.8     Stored Materials...........................................18
    5.9     Expenses and Advances Secured By Mortgage..................19
    5.10    Acquiescence Not a Waiver..................................19
    5.11    Lender's Action for Lender's Protection....................19
    5.12    Plat of Subdivision........................................19

                                                                     Page
                                                                     ----
ARTICLE VI - RESERVES..................................................19

    6.1     Setting Up and Adjusting Reserves..........................19
    6.2     Disbursement of Reserves...................................20

ARTICLE VII - FURTHER AGREEMENTS OF THE OBLIGORS.......................20

    7.1      Loan Opening..............................................20
    7.2      Construction of Homes.....................................20
    7.3      Changes in Plans and Contracts, Extras....................20
    7.4      Mechanics' Liens and Taxes................................21
    7.5      Renewal of Insurance......................................21
    7.6      Fixtures and Personal Property............................21
    7.7      Proceedings to Prevent Construction.......................21
    7.8      Defaults Under Contracts and Mortgages....................22
    7.10     Excess Indebtedness.......................................22
    7.11     Additional Recordings.....................................23
    7.12     Project Accounts..........................................23
    7.13     Further Assurances........................................23
    7.14     Financial Covenants.......................................23

ARTICLE VIII - CASUALTY AND CONDEMNATION...............................23

    8.1      Application of Insurance Proceeds and Condemnation Awards.23
    8.2      Obligation to Rebuild.....................................24

ARTICLE IX - ASSIGNMENTS, SALE AND ENCUMBRANCES........................25

    9.1      Lender's Right to Assign..................................25
    9.2      Prohibition of Transfers..................................25
    9.3      Permitted Transfer........................................25

ARTICLE X - DEFAULTS AND REMEDIES......................................26

    10.1     Defaults..................................................26
    10.2     Remedies Conferred Upon Lender............................28
    10.3     Right of Lender to Make Advances..........................29
    10.4     Attorneys, Fees...........................................29
    10.5     No Waiver.................................................29
    10.6     Default Rate..............................................29

                                                                     Page
                                                                     ----
ARTICLE XI - MISCELLANEOUS.............................................29

    11.1     Time Is of the Essence....................................29
    11.2     Amendment.................................................29
    11.3     Disclaimer by Lender......................................30
    11.4     Indemnification...........................................30
    11.5     Erection of Sign..........................................30
    11.6     Captions..................................................30
    11.7     Inconsistent Terms and Partial Invalid....................30
    11.8     Gender and Number.........................................30
    11.9     Notices...................................................31
    11.10    Governing Law.............................................31
    11.11    Joint and Several.........................................32
    11.12    Counterpart...............................................32

                                LOAN AGREEMENT

     THIS LOAN AGREEMENT (this "Agreement") is made this 5th day of March, 1996 by and between UNITED-DARIEN LIMITED PARTNERSHIP, an Illinois limited partnership ("Borrower"); UNITED DEVELOPMENT MANAGEMENT COMPANY, an Illinois limited partnership ("UDMC"); UNITED HOMES, INC., an Illinois corporation ("UHI"); UNITED HOMES OF ILLINOIS, INC., an Illinois corporation ("UHII"); EDWARD HAVLIK and VIRGIL OWINGS (Edward Havlik and Virgil Owings together with UDMC, UHII and UHI, are called the "Guarantors"); and FIRST BANK NATIONAL ASSOCIATION ("Lender").

                                 WITNESSETH:

     WHEREAS, Borrower is the fee simple owner of the approximately 39 acre tract of property described on EXHIBIT "A" attached hereto (the "Land") upon which Borrower intends to construct a two hundred fifty-three (253) unit townhouse/condominium unit development;

     WHEREAS, Borrower wishes to (i) borrow from Lender the sum of $2,500,000.00 on a revolving credit basis in order to fund the construction of such two hundred fifty-three (253) unit townhouse/condominium unit residential development upon the Land ("Revolving Credit Loan") and (ii) borrow the sum of $7,500,000.00 in order to fund the costs of land acquisition, site improvements, construction of two model buildings containing a total of eight (8) model units and to pay loan fees ("Site Improvement Loan"), and Lender is willing to make said loans upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, the parties hereto represent and agree as follows:

                                  ARTICLE I

                        INCORPORATION AND DEFINITIONS

     1.1 INCORPORATION. The foregoing recitals and all exhibits hereto are hereby made a part of this Agreement.

     1.2 DEFINITIONS. The following terms shall have the following meanings in this Agreement:

     ADVANCES: The aggregate of (i) all advances of proceeds of the Loan by Lender ("Loan Advances"), and (ii) all sums advanced or disbursed by Lender pursuant to this Agreement, or otherwise in respect to the Project.

     APPROVED BUDGET: A schedule prepared by Borrower and approved by Lender reflecting the cost of each item of work or material required to complete the Project, together with all related costs and expenses, and allocating said cost by category and amount as shown on EXHIBIT "B" hereto, and any and all amendments or supplements thereto approved in writing by Lender.

     AVAILABLE FUNDS: As defined in Section 5.1 hereof.

     AWARDS: As defined in Section 8.1 hereof.

     BALANCE: As defined in Section 5.1 hereof.

     BUILDING: An independent building containing four or five Courtyard Home condominium units or four Raised Ranch Home townhouse Units.

     CASUALTY: As defined in Section 8.1 hereof.

     CITY: The City of Darien, Illinois.

     CLOSING DATE: With respect to each Home, the closing date for the sale of such Home by Borrower pursuant to the Sales Contract for such Home.

     CONDEMNATION: As defined in Section 8.1 hereof.

     CONSTRUCTION ESCROW: An agreement to be entered into by and among Lender, Borrower, and the Construction Escrowee providing for disbursement of Loan proceeds and the issuance of title insurance in connection therewith.

     CONSTRUCTION ESCROWEE: Chicago Title and Trust Company.

     CONTINGENCY RESERVE: As defined in Section 6.1(f) hereof.

     DEFAULT: Any of the events described in Article X hereof.

     DEFAULT RATE: Four percent (4%) per annum plus the Loan Interest Rate as applicable.

     GUARANTIES: The Guaranty of Payment and Performance and the Guaranty of Completion to be executed by the Guarantors and pursuant to which the Guarantors jointly and severally guarantee (i) repayment of the Loan Advances and performance of all covenants and agreements of Borrower under the Loan Documents and (ii) completion of the Project.

     GOVERNMENTAL AUTHORITY: The United States of America, the State of Illinois, any other state in which Borrower is organized or which for any reason has jurisdiction over any of them, the Project, the City, and any political subdivision of any of them, and any court, department, commission, board or similar agency.

     HOME: A townhouse or condominium unit in the two hundred fifty-three
(253) unit residential development to be constructed by Borrower on the Land. The Project shall consist of 129 attached "Courtyard Homes" and 124 "Raised Ranch Homes." Each Courtyard Home shall be located in a condominium Building containing four - five Courtyard Home condominium units with two Buildings of Courtyard Homes located in a cluster forming a courtyard affect. Each Raised Ranch Home shall be located in a townhouse building containing four Raised Ranch Home townhouses.

     INTERCREDITOR AGREEMENT. An Agreement between Subordinated Lender, Borrower and Lender which subordinates the Subordinated Loan to the Loan, which Intercreditor Agreement shall be in form and substance satisfactory to Lender.

     INTEREST RESERVE: As defined in Section 6.1(b) hereof.

     LEGAL REQUIREMENTS: Any law, statute, ordinance, order, rule or regulation of any Governmental Authority and any requirements, terms or conditions contained in any restrictions or restrictive covenants affecting the Land or the Project, including without limitation zoning, building, environmental, land use, noise abatement, occupational health and safety or other laws.

     LENDER'S ARCHITECT: JRS Consultants, Inc., or any other inspecting architect, engineer or disbursement advisor retained at Lender's direction and at Borrower's expense with respect to construction of the Homes.

     LENDER'S COUNSEL: Wildman, Harrold, Allen & Dixon, 225 West Wacker Street, Suite 3000, Chicago, Illinois 60606, and any other legal counsel engaged by Lender in connection with the preparation and negotiation of the Loan Documents and the opening, administration and enforcement of the Loan.

     LENDER'S ENVIRONMENTAL CONSULTANT. RUST Environment & Infrastructure,
Inc.

     LOAN: The Revolving Credit Loan and Site Improvement Loan.

     LOAN DOCUMENTS: This Agreement, the Note, the Mortgage, the Guaranties and all other documents referred to in Section 4.1 hereof, together with any and all amendments, extensions, modifications or replacements thereof and any other documents at any time given to evidence or secure the Loan.

     LOAN EXPENSES: As defined in Sections 2.6(c) and 5.6 hereof.

     LOAN FEE: One Hundred Thousand and No/100 Dollars ($100,000.00).

     LOAN INTEREST RATE: The Reference Rate plus one percent (1%).

     LOAN OPENING: The first disbursement of any Loan proceeds.

     LOAN OPENING DATE: The date the initial Loan Advance is disbursed by Lender as provided herein.

     MATURITY DATE: January 31, 1999; notwithstanding anything to the contrary in this Agreement or any of the Loan Documents, a default under the Subordinate Loan Documents shall not constitute a Default or Event of Default under this Agreement or Loan Documents; provided, however, upon Lender's receipt from Subordinated Lender of a copy of any notice sent by Subordinated Lender to Borrower regarding Borrower's default under the Subordinated Loan Documents, Lender shall have the right, which Lender may exercise at its sole option, to accelerate the Maturity Date to a date that is six (6) months after the date of Subordinated Lender's default notice to Borrower; provided, further, however, that during said six (6) month period, the Loan Documents shall not be deemed to be in default by virtue of the default under the Subordinated Loan Documents, and Borrower shall continue to have the right to borrow monies under this Agreement and the Loan Documents in accordance with the provisions thereof, and provided, further, that if the default under the Subordinated Loan Documents is cured prior to expiration of said six (6) month period, the original Maturity Date shall be reinstated (provided there is no other Default or Event of Default under the Loan Documents). Borrower hereby acknowledges that Lender's right to accelerate the Maturity Date as provided above in the event Subordinate Lender transmits a default notice to Borrower is of the very essence of this Agreement and Lender's agreement to make the Loan to Borrower and, but for such right of Lender to accelerate the Maturity Date, Lender would not make the Loan or agree to make the Loan with the Subordinate Loan in existence. Borrower hereby irrevocably waives any right to contest Lender's right to accelerate the Loan as provided above in the event Subordinate Lender transmits a default notice to Borrower.

     MORTGAGE: The Mortgage and Security Agreement duly executed by Borrower, covering all of the Borrower's right, title and interest in the Project and granting a first lien on the Project to secure the obligations, as modified from time to time.

     NOTE: The Mortgage Note of even date herewith from Borrower to Lender in the original principal amount of TEN MILLION AND NO/100 DOLLARS
($10,000,000.00) evidencing the Loan, and all renewals and extensions thereof.

     OBLIGATIONS: All obligations of Borrower, whether monetary or otherwise, under the Loan Documents.

     OBLIGORS: Borrower and the Guarantors, collectively.

     OBLIGORS' COUNSEL: Shefsky & Froelich, Ltd., 444 North Michigan Avenue, Chicago, Illinois 60611.

     PERMITS: As defined in Section 4.2(n) hereof.

     PERMITTED EXCEPTIONS: The title exceptions approved by Lender.

     PLANS: Detailed plans and specifications for the construction of the Homes, together with any changes made therein that are permitted under the terms of this Agreement. At present, the Plans or preliminary versions thereof are identified in EXHIBIT "D" hereto.

     PROCEEDS: As defined in Section 8.1 hereof.

     PROHIBITED TRANSFER: As defined in Section 9.2 hereof.

     PROJECT: Construction of a two hundred fifty-three (253) unit townhouse/condominium unit residential development in Darien, DuPage County, Illinois consisting of the Land and the Homes, and all site and other improvements relating thereto. The Project shall be constructed in two phases. Phase I will consist of approximately 58-60 Courtyard Home condominium units and 67-70 Raised Ranch Home townhouse. Phase II will constitute the remainder of the Project.

     REFERENCE RATE: The rate of interest from time to time publicly announced by Lender as its "reference rate". Lender may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate which is based on the Reference Rate, such interest rates shall change on the effective date of any change in the Reference Rate.

     REQUEST FOR ADVANCE: A completed statement in the form prescribed in the Construction Escrow and this Agreement, executed by Borrower and delivered to Lender and the Construction Escrowee prior to each funding as required in the Construction Escrow.

     RESERVES: As defined in Section 6.1 hereof.

     REVOLVING CREDIT LOAN: As defined in the second "WHEREAS" clause.

     SALES CONTRACT: Any agreement executed by or on behalf of Borrower for the sale of a Home.

     SITE IMPROVEMENT LOAN: As defined in the second "WHEREAS" clause.

     SUBCONTRACT: Any contract or agreement between Borrower and a Subcontractor or between a Subcontractor and any other subcontractor.

     SUBCONTRACTOR: Any person or entity having a contract with Borrower for the construction or supplying by such Subcontractor of any portion of the Project.

     SUBORDINATED COLLATERAL ASSIGNMENT: A Collateral Assignment of 100% of the partnership interests in Borrower which secures the Subordinated Loan, which shall be subordinated to the Loan pursuant to the Intercreditor Agreement.

     SUBORDINATED LENDER: Heller Financial, Inc., a Delaware corporation.

     SUBORDINATED LOAN DOCUMENTS: The loan documents which evidence or secure the Subordinated Loan.

     SUBORDINATED LOAN: A Three Million Three Hundred Thousand and No/100 Dollars ($3,300,000.00) loan made by Subordinated Lender to Borrower which shall be secured only by the Subordinated Collateral Assignment.

     TITLE INSURER: Chicago Title Insurance Company.

     TITLE POLICY: As defined in Section 4.2(a) hereof.

     TRANSFER: As defined in Section 9.2 hereof.

                                    ARTICLE II

                                       LOANS

     2.1 AGREEMENT TO BORROW AND LEND. Borrower agrees to borrow from Lender, and Lender agrees to lend to Borrower, the Loan, subject to the terms and conditions of this Agreement.

     2.2 LOANS. The Loan shall be disbursed to Borrower in accordance with the provisions of this Agreement. The Loan shall be evidenced by the Note, maturing on January 31, 1999 and the Loan shall bear interest and shall be payable as follows:

          (a) INTEREST RATE. Interest shall accrue from the date of first disbursement hereunder on the unpaid principal balance on the Loan from time to time at the Loan Interest Rate. Interest shall be computed on Loan Advances from and including the date of each Loan Advance by Lender to or for the account of Borrower (whether to an escrow or otherwise), on the basis of the actual number of days elapsed during the period for which interest is being charged hereunder, predicated on a year consisting of three hundred and sixty (360) days.

          (b) INTEREST PAYMENTS. Interest on the Loan shall be payable monthly in arrears on the first (1st) day of each month beginning on the first day of the first full calendar month after the Loan Opening, and continuing on the first (1st) day of each and every succeeding month thereafter until the Maturity Date.

          (c) PRINCIPAL PAYMENT. The entire unpaid principal balance of the Loan, as well as all accrued and unpaid interest thereon and any sums due to Lender under any of the other Loan Documents, shall be due and payable on the Maturity Date, unless the indebtedness evidenced hereby is accelerated as provided herein.

          (d) LATE CHARGE. A late charge of five percent (5%) of each Loan payment will be assessed for any payment that is more than five (5) days late.

          (e) REVOLVING CREDIT. So long as no Default exists hereunder or under the Loan Documents, Loan Advances relating to the Revolving Credit Loan, once repaid, may be reborrowed for permitted purposes hereunder; provided, however, that notwithstanding the foregoing Loan Advances relating to the Revolving Credit Loan, once repaid, may not be reborrowed from and after the time the total remaining costs of the Project are less than the remaining availability of funds under the Revolving Credit Loan, in Lender's reasonable determination.

     2.3 OTHER FUNDS. Any amount which may become due and payable to Lender under this Agreement or pursuant to the terms of any collateral or security agreement executed in connection with this Agreement may, in Lender's sole discretion and if not otherwise paid, be charged by Lender to any available funds then held by Lender for any account of the Borrower or any party comprising Borrower.

     2.4 CONDITIONS PRECEDENT TO LOAN ADVANCES. No Loan Advance relating to the Loan shall be made by Lender to Borrower at any time unless:

          (a)  the Loan is in Balance as provided in Section 5.1 hereof;

          (b) no Default has occurred under this Agreement, or under any of the other Loan Documents, and no event, circumstance or condition has occurred or exists that, with the passage of time or the giving of notice, would constitute a Default under this Agreement or any other Loan Document;

          (c) all representations and warranties made by Borrower to Lender herein or in any other Loan Document continue to be accurate in all material respects; and

          (d) all conditions precedent to such disbursement have been satisfied.

     2.5 LOAN ADVANCES. The proceeds of the Loan shall be disbursed as follows:

          (a) The Loan Opening shall be made at such time as all of the conditions and requirements of this Agreement required to be performed by Borrower or other parties prior to the Loan Opening have been satisfied or performed.

          (b) if any Loan proceeds are disbursed by Lender into an escrow, including the Construction Escrow, such proceeds shall be considered to be disbursed to Borrower from the date of deposit into escrow, and interest shall accrue on such proceeds from such date.

          (c)  Borrower shall pay, and hereby requests and authorizes
     Lender, in the event of a Default in the payment thereof by Borrower, to make direct advances for payment and reimbursement of, all interest, charges, costs and expenses incurred by Lender in connection with the Loan, including without limitation: (i) all interest due on the Loan; (ii) all title examination, survey, escrow, filing, search and recording fees and charges; (iii) all fees and disbursements of architects, engineers and appraisers engaged by Lender; (iv) all documentary stamp and other taxes and charges imposed by law on the issuance or recording of any of the Loan
     Documents; (v) all title, casualty; liability, performance or other insurance or bond premiums; (vi) all reasonable fees and disbursements of Lender's Counsel; and (vii) any amounts required to be paid by Borrower under this Agreement or any of the other Loan Documents after the occurrence of a Default (all of which indicated in this Section 2.6(c) are herein collectively referred to as the "Loan Expenses").

          (d) Any Loan Advance shall be made for payment of a specified cost of the Project in accordance with the Approved Budget. No amendment of the Approved Budget shall be made without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed.
     No reallocation of line items within the Approved Budget shall be made without Lender's prior written consent, which consent shall not be unreasonably withheld or delayed.

     2.6 FEES. As consideration for its agreement to make the Loan and its execution and delivery of this Agreement, Borrower shall pay to Lender, out of the initial disbursement of the proceeds of the Loan, the Loan Fee. Such sums shall constitute non-refundable fees to Lender, and shall be disbursed to Lender at the Loan Opening.

     2.7 SALE OF UNITS. Borrower may enter into Sales Contracts for the construction and sale of a Home, provided that (a) Lender has approved the standard form of the Sales Contract, and (b) the purchase price for the Home is not less than the minimum sale price for said Home as set forth in the price schedule attached hereto as EXHIBIT "E" and approved by Lender. Upon the sale of each Home pursuant to a Sales Contract, Lender agrees to release each Home from the lien of the Mortgage upon the payment of: (i) a release fee of One Hundred and No/100 Dollars ($100.00) per Home; plus (ii) the "Net Sales Proceeds" (as hereinafter defined), which in no event shall be less than the applicable minimum release price for such Home as set forth in said EXHIBIT "E" attached hereto. The Net Sales Proceeds shall be applied by Lender as follows: Until the Site Improvement Loan is paid in full, the first THIRTY-NINE THOUSAND FOUR HUNDRED AND NO/100 DOLLARS ($39,400.00) of Net Sales Proceeds per Home will be used to reduce the Site Improvement Loan, with the balance of Net Sales Proceeds (but in no event shall Lender receive less than 100% of the amount of the Revolving Credit Loan allocated to construct such Home) to be applied against the Revolving Credit Loan until the Revolving Credit Loan is paid in full. After the Site Improvement Loan is paid in full the Net Sales Proceeds (but in no event less than 100% of the amount of the Revolving Credit Loan allocated to construct such Home) shall be used to reduce the Revolving Credit Loan, until the Revolving Credit Loan is paid in full, and any excess Net Sales Proceeds after the Site Improvement Loan and Revolving Credit Loan have been paid in full, shall then be deposited in Borrower's operating account maintained with Lender until Lender has no further obligation to make Loan Advances under this Agreement or the Loan Documents.

     As used herein, the phrase "Net Sales Proceeds" shall refer to the amount equal to (v) the purchase price set forth in the Sales Contract regarding such Home, as adjusted by customary real estate tax prorations between Borrower and said purchaser, plus (w) the price of all "extras" purchased by said purchaser or otherwise owed by said purchaser to Borrower under said Sales Contract, minus (x) all customary transfer taxes, title and escrow charges, recording fees, surveyor's fees, reasonable attorney's fees,
(y) customary brokerage commissions paid by Borrower in connection with the sale of such Home (the total of all of the brokerage commissions not to exceed 1% of the gross Sales Price of the Home), the earnest money deposit as set forth in each approval Sales Contract for each Home, and an amount equal to three and one-half (3 1/2%) percent of the purchase price to cover the cost of Borrower's overhead, including costs of Borrower's employees and (z) FIFTEEN THOUSAND DOLLARS ($15,000.00) per Home paid to Subordinated Lender to be applied against the Subordinated Loan provided such FIFTEEN THOUSAND DOLLAR ($15,000.00) per Home payment to Subordinated Lender shall not occur unless the minimum release payments of Net Sales Proceeds required under the first paragraph of this Section 2.8 have been paid to Lender. Notwithstanding anything to the contrary contained herein, the FIFTEEN THOUSAND DOLLAR ($15,000.00) per Home payment to Subordinated Lender shall cease to be paid to Subordinated Lender upon the exercise by Subordinated Lender of any of its rights with regard to any of the limited partnership interests in Borrower following the occurrence of a default or an event of default under the Subordinated Loan Documents.

     2.8 NO SPECULATIVE HOMES. No Building or Homes may be constructed using Loan Proceeds unless there is an executed Sales Contract (with all contingencies, including without limitation, any financing contingency, satisfied or waived) covering at least fifty percent (50%) of the Homes in the Building containing such Homes; provided, however, that notwithstanding the foregoing, in no event at any time shall there be in excess of a total of eight (8) speculative Courtyard Homes and eight (8) speculative Raised Ranch Homes permitted to be constructed and maintained by Borrower, and further provided that the costs thereof are within the Approved Budget.

     2.9 EQUITY CONTRIBUTION. Borrower will contribute at least Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) in cash equity for the purpose of acquiring the Land as a condition to Lender's initial disbursement of any of the Loan. Such equity may be in the form of a portion of the proceeds of the Subordinated Loan.

                                   ARTICLE III

                          REPRESENTATIONS AND WARRANTIES

     3.1 REPRESENTATIONS AND WARRANTIES. To induce Lender to execute and perform this Agreement, the obligors hereby represent, warrant and covenant to Lender as follows:

          (a) At the Loan Opening and at all times there after until the Loan is paid in full, Borrower will have good and merchantable fee simple title to the land, subject only to the Permitted Exceptions.

          (b) The Obligors have full power and authority to enter into this Agreement and to perform all of their duties and obligations under this Agreement and under the other Loan Documents.

          (c) This Agreement, the Note, the Mortgage, the Guaranties, the other Loan Documents and any other documents and instruments required to be executed and delivered by the Obligors in connection with this Agreement, when executed and delivered, will constitute the duly authorized, valid and legally binding obligations of the party required to execute the same and will be enforceable strictly in accordance with their respective terms. No basis presently exists for any claim against Lender under this Agreement, under the other Loan Documents, or with respect to the Loan. Enforcement of this Agreement and the other Loan Documents is subject to no defenses of any kind.

          (d) The execution, delivery and performance of this Agreement, the Note, the Mortgage, the Guaranties, the other Loan Documents and any other documents or instruments to be executed and delivered by the Obligors pursuant to this Agreement or in connection with the Loan and the construction, occupancy and use of the Project will not: (i) violate any provisions of law or any applicable regulation, order, writ, injunction or decree of any Governmental Authority or any other Legal Requirement; or
     (ii) conflict with, be inconsistent with, or result in any breach or default of any of the terms or provisions of any indenture, mortgage, deed of trust, agreement or contract of any kind to which any Obligor is a party or by which any of them may be bound.

          (e) To the best of the Obligors' knowledge, no condition, circumstance, event, agreement, document, litigation or proceeding (or threatened litigation or proceeding or basis therefor) exists that could:
     (i) adversely affect the validity or priority of the liens and security interests granted to Lender under the Loan Documents, (ii) materially adversely affect the ability of the Obligors to perform their obligations under any of the Loan Documents, or (iii) constitute a default under any of the Loan Documents, or would constitute such a default with the giving of notice and lapse of time or both.

          (f) The construction of the Homes pursuant to the Plans, and the use and occupancy of the Homes when completed, will not violate or conflict with any Legal Requirement or any grant, easement, covenant, condition or restriction pertaining thereto.

          (g) All financial statements submitted by the Obligors to Lender in connection with this Loan are true and correct in all material respects, and fairly present the respective financial conditions and results of operations of the entities that are their subjects. No material adverse change has occurred in the financial condition of the Obligors since the date of such financial statements.

          (h) This Agreement and any and all financial statements, budgets, schedules, contracts, certificates, contractor's statements, applications, reports, affidavits, agreements and other materials submitted to Lender in connection with or in of this Agreement by or on behalf of the Obligors fully and fairly state the matters with which they purport to deal, and neither misstate any material fact nor, separately or in the aggregate, fail to state any material fact necessary to make the statements made therein not misleading.

          (i) Subject only to payment of fees that may be reflected in the Approved Budget, all utility and municipal services required for the construction, occupancy, and operation of the Project, including without limitation, water supply, storm and sanitary sewage disposal systems, gas, electric and telephone facilities are available for use and tap-on at the boundaries of the Land.

          (j) All governmental permits and licenses required by applicable law to construct and to permit occupancy of the Project have been issued and are in full force or, if the present stage of construction of the Project does not allow such issuance, then such permits and licenses will be issued upon substantial completion of construction of the Project pursuant to the Plans.

          (k) The Plans are or will be complete in all respects, containing all detail requisite for the construction of the Homes, which, when built and equipped in accordance therewith, will be ready for the intended use thereof.

          (l) The Loan is a business loan within the purview of 815 ILCS 205/4(1)(c). The Loan does not, and when disbursed will not, violate the provisions of any applicable usury or consumer credit laws that may have jurisdiction over this transaction, the Obligors, or any property securing the Loan.

          (m) To the best of Obligors' knowledge, no Hazardous Material (as defined in Section 4.1(i) hereof) is currently stored, buried, placed, held, located or disposed of on, under or at the Land or any part thereof.

     3.2 CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The Obligors hereby represent, warrant and covenant that the representations and warranties made in Section 3.1 hereof shall be and shall remain true and correct at the time of the Loan Opening and at all times thereafter, so long as any part of the Loan remains outstanding. Each Request for Advance shall constitute a reaffirmation that such representations and warranties are true as of the date of such Request for Advance and will be true on the date of the Advance.

                                  ARTICLE IV

                          CONDITIONS TO LOAN OPENING

     4.1 LOAN DOCUMENTS. As a condition precedent to the Loan Opening, the Obligors agree that they will furnish the following Loan Documents to Lender at least two (2) business day before the Loan Opening, all of which must be satisfactory to Lender and Lender's Counsel in form, substance and execution, and dated of even date herewith:

          (a)   The Note.

          (b)   The Mortgage.

          (c) A security agreement from Borrower to Lender creating a first security interest in all personal property and fixtures in which Borrower can grant a security interest in or related to the Project, together with the proceeds thereof and all after-acquired property of Borrower incorporated in or related to the Project, as security for the Obligations, together with Uniform Commercial Code financing statements as required to perfect all security interests granted by the security agreement.

          (d)   The Guaranties.

          (e) An assignment from Borrower to Lender of all Licenses, Permits, Plans and Subcontracts and other construction contracts relating to the Project as additional security for the Loan, together with the consent thereto of the Architect who prepared the Plans.

          (f) An indemnification agreement whereby Beneficiary and the Guarantors agree to, jointly and severally, indemnify and hold Lender harmless from any liability to Lender on account of Hazardous Material affecting the Land, Homes or Project. For purposes of this Agreement, "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, and any other hazardous, toxic or dangerous waste, substance or material, and otherwise as defined in any such Indemnity Agreement. The Indemnification Agreement will also require the supervised removal and remediation of one underground storage tank on the Land, asbestos in the existing structures on the Land, which shall be demolished, and remediation of any soil contamination near the underground storage tank and electric transformers located on the Land, all of which shall be done in a manner reasonably acceptable to Lender in accordance with all applicable Environmental Laws and under procedures approved by and inspected from time to time by Lender's Environmental Consultant.

          (g) Assignments of all Borrower's right, title and interest in, to and under any and all Sales Contracts, including all earnest money and other deposits received by Borrower thereunder.

          (h) Such other documents and instruments as Lender or Lender's Counsel may require.

     4.2 OTHER CONDITIONS TO LOAN OPENING. As conditions precedent to the Loan Opening and in addition to the Loan Documents and the other requirements set forth in this Agreement, the Obligors shall furnish the following to Lender at least two (2) business days prior to the Loan Opening or at such time as is set forth below, all of which must be satisfactory to Lender and Lender's Counsel in form, content and execution:

          (a) TITLE POLICY. At the Loan opening, a title insurance policy in the form of an ALTA Loan Policy (the "Title Policy") issued on the date of the Loan Opening by the Title Insurer to Lender in the aggregate of the principal amount of the Note, insuring the Mortgage to be a valid first lien on the Project subject only to the Permitted Exceptions and to customary exceptions for pending disbursements of the Loan. The Title Policy shall contain a Comprehensive Endorsement No. 1, Endorsements for Interim Certification, an ALTA 3.0 Zoning Endorsement, a Revolving Credit Endorsement and such additional endorsements as may be required by Lender.

          (b) SURVEY. A plat of survey (the "Survey") of the Land made by a registered Illinois land surveyor satisfactory to Lender, and specifically showing the following issues: (i) the location of all buildings, fences and other improvements on the Land, including the Project; (ii) the location (and recording numbers, to the extent recorded) of all visible or recorded easements, water courses, drains, sewers, utility lines, public and private roads (including the names and widths thereof and recording numbers for the dedications thereof), rights of way, and showing that the same are, and after construction of the Project and granting of easements will be, unobstructed and that all portions of the Project will have direct access to dedicated public roads; (iii) if the Land comprises more than one parcel, interior lines and other data sufficient to insure contiguity; (iv) whether the Land is located in a flood plain; and (v) such additional information which may be required by the Lender or the Title Insurer. At Lender's election, the Survey shall be made in accordance with the current survey standards of the American Land Title Association, shall be dated not earlier than three (3) months prior to the Loan Opening, shall bear a proper certificate by the surveyor regarding compliance with the standards enumerated above, shall include the legal description of the Land, and shall run in favor of Borrower, Lender and the Title Insurer.

          (c) INSURANCE POLICIES. Insurance policies with premiums prepaid in companies, forms, amounts and coverage satisfactory to Lender, containing waiver of subrogation and mortgagee clauses in favor of Lender and providing for thirty (30) days' written notice to Lender in advance of cancellation for non-payment of premiums or any other reason or of material modification of such policies and ten (10) days' written notice to Lender in advance of payment of any insurance claims under such policies to any person. Without limiting the generality of the foregoing, such policies shall include all insurance required to be carried by Borrower under the Mortgage, and shall further include during construction of the
     Project:

               (i) Builder's risk insurance on an "all risks" basis insuring the Project, including all construction work in place or in progress from time to time, and materials in storage and while in transit, against loss or damage by fire or other casualty, with extended coverage, "X," "C" and "U" coverage, and vandalism and malicious mischief coverage, bearing a replacement cost agreed amount endorsement;

               (ii) Comprehensive general liability insurance (including contractual liability) in an amount not less than Two Million Dollars ($2,000,000.00) for injury to or death of one person and Three Million Dollars ($3,000,000.00) for injury to or death of more than one person, with umbrella coverage in an amount not less than Five Million and No/100 Dollars ($5,000,000.00); and

               (iii) Boiler and machinery insurance when such fixtures and equipment, if any, are connected and ready for use.

     When each Home has been completed, if not sold, Borrower shall provide casualty insurance against loss and damage by all risks of physical loss or damage, including without limitation fire, windstorm, flood (if necessary) and other risks covered by the so-called extended coverage endorsement in amounts not less than the full insurable replacement value of all completed improvements, fixtures and equipment from time to time on the Land and bearing a replacement cost agreed amount endorsement.

          (d) WORKMEN'S COMPENSATION INSURANCE. A certificate of workmen's compensation insurance, covering all employees working on or about the Land and death, injury and/or property damage occurring on or about the Project or resulting from activity thereon, with liability insurance limits for death of or injury to persons and/or damage to property of not less than the amounts from time to time required by statute.

          (e) DOCUMENTS OF RECORD. Copies of all covenants, conditions, restrictions, easements and matters of record that affect the Project.

          (f) SEARCHES. UCC searches of the state and county in which the Land is located and the Guarantors reside, as applicable, indicating that no judgments, tax or other liens, security interests, leases of personalty or other encumbrances (other than Permitted Exceptions and liens in favor of Lender), are of record or on file encumbering any portion of the Project or any other assets in which Lender is granted a security interest in connection with the Loan, and that there are no bankruptcies, judgments or tax liens outstanding with respect to any Obligor.

          (g) OPINION OF OBLIGORS' COUNSEL. An opinion of Obligors' Counsel satisfactory to Lender and Lender's Counsel in all respects.

          (h) ORGANIZATIONAL DOCUMENTS. Certified copies of (i) the articles of incorporation and by-laws regarding Borrower's general partner, Borrower's limited partner, UHII, UDMC and UHI (ii) fully executed partnership agreement creating Borrower, and (iii) Certificate of Limited Partnership for Borrower.

          (i) GOOD STANDING DOCUMENTS. Good standing certificates for Borrower, Borrower's general partner, Borrower's limited partner, UHII, UDMC and UHI issued by the Secretary of State of Illinois.

          (j) AUTHORIZATION DOCUMENTS. Certified copies of corporate resolutions for Borrower's general partner, Borrower's limited partner, UHII, UDMC and UHI authorizing the execution and delivery of this Agreement and the other Loan Documents, and incumbency certificates.

          (k) APPRAISAL. An appraisal regarding the Project prepared by an MAI appraiser and satisfactory to Lender in all respects, which appraisal shall indicate an "as completed" retail sell-out loan to value of not more than 80%.

          (l) ENVIRONMENTAL REPORT. A "Phase I" and "Phase II" environmental audit of the Land satisfactory to Lender, according to its sole discretion, conducted by a qualified consultant acceptable to Lender.

          (m) PLANS. One (1) complete set of final Plans for each type of Home to be constructed in the Project, including all changes to the date of submission thereof, which shall be substantially consistent with any preliminary plans theretofore submitted to Lender.

          (n) PERMITS, LICENSES, UTILITIES AND TESTS. Evidence satisfactory to Lender that: (i) all governmental permits and licenses (collectively, "Permits"), including without limitation a building permit issued by the appropriate Governmental Authority authorizing construction of the Homes in accordance with the Plans and including tap-on permits, required by applicable laws to construct and occupy the Project have been issued and are in full force and all fees therefor have been fully paid or, if the stage of construction of the Project does not allow such issuance, such permits and licenses will be issued upon substantial completion of the Project in accordance with the Plans; (ii) all utility, parking, access, construction, recreational and other easements and permits required or, in Lender's judgment, necessary for the construction and use of the Project have been granted or issued; and (iii) any soil tests reasonably required by Lender evidencing the feasibility of the Project.

          (o) LENDER'S ARCHITECT'S CERTIFICATE. Certificate from Lender's Architect or other evidence satisfactory to Lender that: (i) the Plans for the applicable Home are, and that the Home will be, when completed in accordance therewith, in full compliance with all applicable building, zoning and other laws and ordinances, as well as pollution control and environmental protection regulations; (ii) the Subcontracts contain all detail necessary to provide for all labor, material and equipment required by the Plans; and (iii) all Permits and governmental approvals necessary for construction of the applicable Home have been issued.

          (p) SWORN STATEMENT. A sworn statement from Borrower setting forth a description of all Subcontracts (and any other parties as may be required by the Title Insurer or applicable mechanics' lien laws) with respect to the Project containing the names and addresses of the Subcontractors under such contracts and any supplements or amendments thereto, the nature of the work covered thereby, and the aggregate amounts theretofore paid and thereafter to be paid to each contractor thereunder with appropriate lien waivers as required by the Title Insurer.

          (q) CONSTRUCTION ESCROW. A construction loan escrow agreement establishing the Construction Escrow.

          (r) FINANCIAL STATEMENTS. Original current financial statements of the Borrower and the Guarantors on Lender-approved forms.

          (s) BONDS. Such payment and performance bonds as Lender may reasonably require with respect to any Subcontractor.

          (t) SUBCONTRACTS. Certified copies of all Subcontracts requested by Lender.

          (u) INTERCREDITOR AGREEMENT. The Intercreditor Agreement executed by Subordinated Lender and Borrower, and shall be in form and substance acceptable to Lender.

          (v) ADDITIONAL DOCUMENTS. Such other documents and materials as Lender may reasonably require.


                                   ARTICLE V
                           CONSTRUCTION DISBURSEMENTS

     5.1 LOAN IN BALANCE. Anything in this Agreement to the contrary notwithstanding, it is expressly understood and agreed that Borrower shall at all times cause the Loan to be in Balance. The Loan shall be deemed to be in "Balance" only if total Available Funds for the construction of each Home equal or exceed, in Lender's judgment, the aggregate of (a) the Interest Reserve, if any; (b) the amount of the Contingency Reserve, if any, plus any additional amounts required, in Lender's judgment, to fund contingencies not anticipated in the Approved Budget for such Home; and (c) the amount necessary to pay for all unpaid costs incurred or to be incurred in the completion of the construction of said Home, including amounts to be paid as retainage to persons who have supplied labor or materials to said Home. As used herein, the term "Available Funds" shall mean the amount of undisbursed proceeds under the Loan allocated for the construction of such Home, net of any accrued and unpaid interest on the Loan, plus any amounts deposited by Borrower pursuant to the next sentence of this Section 5.1. Borrower agrees that if for any reason the Loan is not in Balance, Borrower shall, within ten
(10) days after request by Lender, deposit with Lender cash in an amount that will place the Loan in Balance. Any such deposits shall first be exhausted before any further disbursement of Loan proceeds is made. No interest shall be payable on any such deposits.

     5.2 DOCUMENTS REQUIRED FOR LOAN ADVANCES. Except as otherwise provided herein, at least five (5) business days prior to, and as a condition of, each Loan Advance, Borrower shall furnish to Lender the following documents:

          (a) Borrower's Request for Advance specifying the amount of the requested disbursement, directing Lender to disburse such funds in accordance with this Agreement, and certifying to Lender, as of the date of such Request for Advance, that: (i) the total amount of the Request for Advance includes the actual amount payable to the Subcontractors who have performed work on the Project and indicating what payment requests, if any, have been received by Borrower but have not yet been approved by Borrower for payment; (ii) no Default, or condition or event that, with the giving of notice or passage of time or both, would constitute a Default, exists under this Agreement; (iii) the representations and warranties contained in Article III hereof are true and correct in all material respects; (iv) Borrower has received no notice and has no knowledge of any liens or claims of lien either filed or threatened against the Project, except in favor of Lender; (v) all amounts shown as previous payments on the Request for Advance have been paid to the parties entitled to such payment; (vi) all work and materials theretofore furnished for the Project conform with the Plans in all material respects, and Borrower has approved all such work and materials; and (vii) the Loan is in Balance;

          (b) A certificate as to completion and payment authorization in Lender's customary form, properly executed by the Subcontractors seeking payment and Lender's Architect, if any;

          (c) Borrower shall furnish to the Construction Escrowee the sworn statements and waivers of lien covering all work for which disbursement is to be made to the date specified therein (except that waivers of lien from Subcontractors may be furnished to Construction Escrowee on or before thirty (30) days after the date of such disbursement, provided the Construction Escrow includes the appropriate endorsement therefor reasonably acceptable to Lender), all in compliance with all applicable mechanics' lien laws and with the requirements of Lender, the Construction Escrowee and the Title

     Insurer, together with such other supporting data as Lender, the Construction Escrowee or the Title Insurer may require;

          (d) On the date of each Disbursement, endorsements to the Title Policy to cover the amount and date of the Disbursement (whether into escrow or otherwise), insuring that the Mortgage is a first priority lien on the remainder of the Project, subject only to Permitted Exceptions (and to exceptions and objections in the usual form relating to the issuance of the Title Policy which by their nature cannot be waived or removed until the final disbursement of Loan proceeds), and containing a mechanics' lien interim certification to cover the amount of the Loan then disbursed, which endorsement shall be delivered to Lender upon such disbursement.

     5.3 PAYMENTS DIRECTLY TO SUBCONTRACTORS. Lender may, in its discretion, make or cause to be made (through the Construction Escrow or otherwise) payments for the cost of construction and equipping of the Project directly to those contractors, subcontractors, vendors, materialmen and suppliers owed funds in connection therewith.

     5.4 ESCROW PAYOUTS. Except as otherwise elected by Lender, all Loan Advances shall be made through the Construction Escrow.

     5.5 FREQUENCY OF PAYOUTS. Subsequent to the Loan Opening, Loan Advances shall be made from time to time as construction progresses, but not more frequently than once in each calendar month.

     5.6 CONSULTANTS. Lender shall have the right (but not the duty) to employ such consultants, including but not limited to Lender's Architect, to review and approve the Plans, the Approved Budget and inspect the Project from time to time to insure that the same is being duly constructed and equipped as herein provided, approve any elements of a request for disbursement and perform such other services as Lender may from time to time require, all solely on behalf of Lender. The costs and disbursements of such consultants shall be deemed a portion of the Loan Expenses.

     5.7 RETAINAGES. No retention shall be required so long as no Event of Default has occurred and is continuing.

     5.8 STORED MATERIALS. No disbursement for materials purchased by Borrower but not yet installed or incorporated into the Project shall be made without Lender's prior approval of the conditions under which such materials are purchased and stored. In no event shall any such disbursement be made unless the materials involved have been delivered to the Land or stored with a bonded warehouseman, with satisfactory evidence of security, insurance and suitable storage. Upon Lender's request, Borrower shall provide to Lender a copy of a bill of sale or other evidence of title in Borrower, together with a copy of UCC searches against Borrower and the warehouseman, if applicable, indicating no liens or claims affecting such materials.

     5.9 EXPENSES AND ADVANCES SECURED BY MORTGAGE. Any and all advances or payments made by Lender hereunder from time to time, and any amounts expended by Lender pursuant to this Agreement, the Note, the Mortgage or any of the other Loan Documents, together with Lender's Architect's fees, reasonable attorneys' fees of Lender's Counsel and all other Loan Expenses shall, as and when advanced or incurred, be secured and guaranteed by the Loan Documents to the same extent and effect as if the terms and provisions of this Agreement were set forth therein, whether or not the aggregate of such indebtedness exceeds the face amount of the Note.

     5.10 ACQUIESCENCE NOT A WAIVER. To the extent that Lender may have acquiesced in the Obligors' failure to comply with and satisfy any condition precedent to the Loan Opening, to any Disbursement or to any disbursement of proceeds of the Loan, such acquiescence shall not constitute a waiver by Lender of any condition precedent set forth in this Agreement, and Lender may at any time thereafter require the Obligors to comply with and satisfy all conditions and requirements of this Agreement.

     5.11 LENDER'S ACTION FOR LENDER'S PROTECTION. The authority herein conferred upon Lender and any action taken by Lender or Lender's Architect or their agents or employees in making inspections of the Project, procuring sworn statements and waivers of lien and approving Plans shall be taken by Lender and its agents or employees for Lender's protection only, and neither Lender nor its agents or employees shall to deemed to have assumed any responsibility to Borrower or any other person or entity with respect to any such action herein authorized.

     5.12 PLAT OF SUBDIVISION. Notwithstanding anything to the contrary contained in this Agreement, other than Loan Advances which shall be used for the purpose of acquiring the Land, no Loan Advances shall be made until Borrower has delivered to Lender a final Plat of Subdivision of the Land for Phase I of the Project, which shall be in form and substance satisfactory to Lender and no portion of the Loan allocated for Phase II of the Project shall be available to Borrower until Borrower has delivered to Lender a final Plat of Subdivision of the Land for Phase I of the Project, which shall be in form and substance satisfactory to Lender.

                                  ARTICLE VI

                                   RESERVES

     6.1 SETTING UP AND ADJUSTING RESERVES. At the Loan Opening or form time to time thereafter, Lender may designate reserves (the "Reserves") and thereafter from time to time may in its reasonable discretion adjust the amount of such Reserves as circumstances may require for any or all of the following purposes to cover the actual or estimated amounts required for such purposes until the Maturity Date: (a) all unpaid Loan Expenses; (b) interest on the Loan prior to the Maturity Date (the "Interest Reserve"); (c) real estate taxes that will accrue prior to the Maturity Date, and for tax deposits, if any, required under the Mortgage; (d) premiums on insurance policies required to be furnished by Borrower hereunder, payable prior to the Maturity Date, and for insurance deposits, if any, required by the Mortgage;
(e) license or permit fees
and other charges and fees; and (f) an amount to fund are serve for contingencies (the "Contingency Reserve").

     6.2 DISBURSEMENT OF RESERVES. Provided that the Obligors are not in Default hereunder and the Loan is in Balance, Lender shall, at the request of Borrower, disburse the Reserves for the respective purposes for which they have been set aside, by payment through the Construction Escrow either of items for which the Reserves have been set aside or in reimbursement to Borrower for payments made directly by Borrower for such purposes. In the event of Default or as may otherwise be specifically permitted under this Agreement, Lender may use and apply Reserves or any monies deposited by Borrower with Lender, regardless of the purpose for which deposited, to cure such Default or to apply as a prepayment of the Loan, without request by Borrower, either through the Construction Escrow or by direct payment to others or to Lender. No interest shall accrue upon Reserves held by Lender until disbursement thereof, whereupon such disbursement shall be deemed to be a disbursement of Loan proceeds.

                                  ARTICLE VII

                       FURTHER AGREEMENTS OF THE OBLIGORS

     7.1 LOAN OPENING. In the event all of the conditions precedent to the Loan Opening hereunder have not been performed on or before the Loan Opening Date, Lender may, at its option at any time thereafter and prior to the Loan Opening, terminate this Agreement and all of its obligations hereunder. In the event of such termination, Borrower shall pay all accrued Loan Expenses.

     7.2 CONSTRUCTION OF HOMES. Borrower agrees that each Home will be constructed and fully equipped in a good and workmanlike manner with materials of high quality, in accordance with the Plans and applicable building, zoning and other laws and ordinances and all Legal Requirements. Borrower further agrees that such renovation, construction and equipping of each Home will be promptly commenced following the execution of each Sales Contract and prosecuted with due diligence and will be fully completed not later than the applicable Closing Date. If Lender disapproves any portion of the renovation, construction or equipping of any Home due to any variation from the Plans approved by Lender or any other violation of the terms of this Agreement, Borrower shall, within fifteen (15) days after such disapproval, commence to correct the condition so disapproved, and thereafter shall diligently pursue such correction until completion.

     7.3 CHANGES IN PLANS AND CONTACTS, EXTRAS. Borrower agrees that no material changes will be made in the Plans, no change will be made in any Subcontract, and no extras will be allowed to any Subcontractor, except upon the written approval of the same by Lender and Lender's Architect; provided, however, that Borrower may make changes in the Plans or allow such extras without first obtaining the approval of Lender thereof; if (a) Borrower obtains the approval of all parties to the contract proposed to be modified;
(b) the aggregate change in cost of all such changes and extras for any one Home does not exceed Five Thousand Dollars

($5,000.00); provided, however, that additional extras requested by the purchaser of any Home shall be permitted so long as Borrower establishes to Lender's satisfaction that the purchase price set forth in the Sales Contract for such Unit shall cover the cost of such extras; and (c) the Loan remains in Balance.

     7.4 MECHANIC'S LIENS AND TAXES. The Obligors agree that they will not suffer or permit any mechanic's lien claims to be filed or otherwise asserted against the Land or will pay the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, and will pay all special assessments that are placed for collection and all real estate taxes and assessments of every kind (regardless of whether the same are payable in installments) upon the Project, before the same become delinquent. The Obligors shall have the right to contest in good faith and with reasonable diligence the validity of any such lien, claim, tax or assessment, provided that if Lender so requests. The Obligors shall furnish Lender with a bond or other security satisfactory to Lender in a sufficient amount, in Lender's reasonable judgment, to pay in full such contested lien, claim, tax or assessment and all penalties and interest that might become due thereon. If the Obligors fail promptly either to discharge or to contest claims, taxes, or assessments asserted or give security or indemnity in the manner provided herein or in the Mortgage, then Lender may (but shall not be required to) procure the release and discharge of any such claim and any judgment or decree thereon and in its sole discretion effect any settlement or compromise of the same, without any inquiry into the validity thereof. Any amounts so expended by Lender, including premiums paid or security furnished in connection with the issuance of any surety bonds, shall be deemed to constitute a Loan Advance. Alternatively, the Obligors may establish such title indemnity accounts with the Title Insurer as may be required by said company to insure Lender against any loss or damage resulting from any claims for lien or unpaid taxes or assessments.

     7.5 RENEWAL OF INSURANCE. The Obligors agree to pay all premiums on all insurance policies required under this Agreement and, not later than fifteen
(15) days before any policies of insurance expire, furnish to Lender replacement or renewal insurance policies in companies, coverage and amounts satisfactory to Lender, premiums prepaid, in accordance with the terms hereof.

     7.6 FIXTURES AND PERSONAL PROPERTY. Except for a security interest granted to Lender and all applicable Purchase Money Mortgages, Borrower agrees that Borrower is and shall remain the absolute owner of all personal property, fixtures and equipment delivered in connection with the construction, equipping or operation of the Project, free and clear of all liens, claims, encumbrances and security interests whatsoever. Borrower shall, upon request, furnish Lender with satisfactory evidence of such ownership.

     7.7 PROCEEDINGS TO PREVENT CONSTRUCTION. If any proceedings are filed or are threatened to be filed seeking to (a) enjoin or otherwise prevent or declare invalid or unlawful the construction, occupancy or operation of the Project or any portion thereof; (b) adversely affect the validity or priority of the liens and security interests granted to Lender under the Loan Documents; or (c) adversely affect the financial condition of the Obligors or the ability of the Obligors to complete the Project, then the Obligors shall notify Lender of such proceeding and, within three (3) business days following the Obligors' notice of such proceedings, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and vigorously contest and use its best efforts to bring about a favorable and speedy disposition of all such proceedings.

     7.8 DEFAULTS UNDER CONTRACTS AND MORTGAGES. The Obligors shall not suffer or permit any breach or default to occur under any Subcontracts, and shall promptly notify Lender of any default thereunder.

     7.9  FURNISHING INFORMATION. The Obligors shall:

          (a) Cooperate with Lender in arranging for inspections by representatives of Lender or Lender's Architect of the progress of construction from time to time during normal business hours;

          (b) Furnish to Lender (i) as soon as available, but in no event more than ninety (90) days after the end of each calendar year, audited financial statements for Borrower, Borrower's general partner, Borrower's limited partner, UHII, UDMC and UHI and financial statements of the individual Guarantors for such calendar year, prepared in accordance with generally accepted accounting principles consistently applied, on Lender-approved forms; (ii) weekly sales and inventory reports during the term of the Loan; (iii) updated budgets, price schedules, unit mix breakdowns and other similar items as revised by Borrower from time to time; (iv) copies of all Sales Contracts and closing statements; (v) a quarterly covenant compliance certificate signed by Borrower's chief financial officer; (vi) quarterly company prepared financial statements of UHII, UDMC and UHI; and (vii) such other reports, documents and information as Lender may from time to time request.

          (c) Promptly notify Lender of any condition or event that constitutes, or with the giving of notice or lapse of time or both would constitute a Default, or of any material adverse change in the financial condition of Borrower or any Guarantor;

          (d) Permit Lender or any of its agents or representatives to have access to and to examine all books and records regarding the Project at any time or times hereafter during business hours; and

          (e) Permit Lender to copy and make abstracts from any and all of such books and records.

     7.10 EXCESS INDEBTEDNESS. The obligors agree to pay to Lender on demand the amount by which the indebtedness incurred hereunder or under any of the other Loan Documents, at any time, exceeds the original principal amount of the Loan.

     7.11 ADDITIONAL RECORDINGS. Borrower shall not record or permit to be recorded any declaration of condominium, easements, restrictive covenants, subdivision or other document or agreement against all or any part of the Land without the prior written consent of Lender.

     7.12 PROJECT ACCOUNTS. During the term of the Loan, Borrower agrees to maintain all accounts relating to the Project with Lender.

     7.13 FURTHER ASSURANCES. The obligors shall, upon request by Lender from time to time, execute and deliver such documents as may be necessary to perfect and maintain perfected as valid liens upon the Project the liens granted to Lender pursuant to this Agreement, and to fully consummate the transactions contemplated by this Agreement.

     7.14 FINANCIAL COVENANTS. At all times during the term of the Loan, UHI shall: (i) maintain a maximum debt to net worth ratio of 4.5:1, where debt of UHI means the total of all of UHI's liabilities listed on its balance sheet, and net worth of UHI means its tangible net worth consisting of capital stock and retained earnings; (ii) maintain a maximum non-Project debt, including guarantees, of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), where such debt and guarantees are defined as debt or guaranties incurred by UHI in respect to the costs of purchase, construction, improvement or sale of property of UHI or any of its subsidiaries which is secured by a lien on the property to be purchased, improved or constructed upon; and (iii) maintain a minimum tangible net worth of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00), as reasonably determined by Lender. For the purpose of the financial covenants set forth in this Section 7.14 all references to UHI shall mean UHI together with all of its subsidiaries and affiliates reporting and disclosing liabilities and assets on a consolidated basis.

                                 ARTICLE VIII

                           CASUALTY AND CONDEMNATION

     8.1 APPLICATION OF INSURANCE PROCEEDS AND CONDEMNATION AWARDS. The proceeds (the "Proceeds") of any insurance policies resulting from any loss or damage to any portion of the Project resulting from fire, vandalism, malicious mischief, or any other casualty (a "Casualty"), and any awards, judgments or claims (the "Awards") resulting from the exercise of the power of condemnation or eminent domain (a "Condemnation") shall be applied, subject to the terms of the Mortgage, to rebuild and restore the Project as provided herein. Notwithstanding the foregoing, upon occurrence of any of the following events:

          (a) The occurrence of a Casualty as a result of which, in Lender's sole and exclusive judgment:

               (i) The Proceeds, together with such undisbursed portions of the Loan as are budgeted for hard costs of completion of the affected Homes and any additional funds placed by Borrower into an escrow account for such purpose, will not be sufficient to complete the affected Homes; or

               (ii) The affected Homes cannot be completed in accordance with the Plans on or before the applicable Closing Date;

          (b) The occurrence of any Condemnation after which Condemnation the Project does not, in Lender's sole and exclusive judgment, constitute a complete economic unit having equivalent value to the Project as it existed prior to the Condemnation; or

          (c) The occurrence of any Casualty or Condemnation after a Default has occurred hereunder, Lender may declare the balance remaining unpaid under the Loan to be due and payable forthwith and avail itself of any of the remedies as in the case of Default, including without limitation the right to collect, retain and apply as a prepayment of the Loan all Proceeds collected or claimed as a result of such Casualty and all Awards resulting from such Condemnation, after deduction of all expenses of collection and settlement, including reasonable attorneys' and adjusters' fees and charges. Upon occurrence of any other Casualty or Condemnation, the Proceeds or Awards, as the case may be, shall be applied to restore the Project as provided in Section 8.2 hereof. Any Proceeds or Awards remaining after payment in full of the Loan, as well as all other sums due Lender hereunder, shall next be paid by Lender to Borrower, without any allowance for interest thereon.

     8.2 OBLIGATION TO REBUILD. In the event Lender does not apply the Proceeds or Awards to prepayment of the Loan as provided for in Section 8.1 hereof or in the event such Proceeds or Awards, if applied, do not fully discharge the Loan, Borrower shall:

          (a) Proceed with diligence to make settlement (which shall be subject to the approval of Lender) with insurers or with condemning authorities and cause the Proceeds or Awards to be deposited with Lender, unless Lender elects to exercise its right under the Mortgage to make such settlement without the consent of Borrower;

          (b) In the event of any unreasonable delay in making settlement with insurers or effecting collection of Proceeds or Awards, deposit with Lender the full amount required to place the Loan in Balance, disregarding such Proceeds or Awards;

          (c) In the event the Proceeds or Awards deposited with Lender and the undisbursed proceeds of the Loan are insufficient to place the Loan in Balance, deposit with Lender upon demand any amount necessary, to place the Loan in Balance; and

          (d) Promptly proceed with resumption of construction and restoration of the affected Homes, including the repair of all such loss or damage, in accordance with the terms of the Mortgage.

All Proceeds, Awards and funds deposited by Borrower hereunder shall first be fully disbursed before the disbursement of any further proceeds of the Loan. In the event of any deposit by Borrower of the full amount required to complete construction of the Project, as aforesaid, and the subsequent receipt of Proceeds or Awards, such Proceeds or Awards, as and when received, may be collected and retained by Borrower.


                                   ARTICLE IX

                       ASSIGNMENTS, SALE AND ENCUMBRANCES

     9.1 LENDER'S RIGHT TO ASSIGN. Lender may assign, negotiate, pledge or otherwise hypothecate this Agreement or any of its rights and security hereunder or under the other Loan Documents to any bank, participant or financial institution, and in case of such assignment, the Obligors hereby agree that all rights and remedies shall be enforceable against the Obligors by such bank, participant or financial institution with the same force and effect and to the same extent as the same would have been enforceable by Lender.

     9.2 PROHIBITION OF TRANSFERS. Except as permitted under Section 9.3 hereof, Borrower shall not, without the prior written consent of Lender, create, consent to, suffer or permit any Prohibited Transfer, as defined hereinbelow, nor enter into any agreement for any Prohibited Transfer. Any conveyance, sale, assignment, transfer, lease, lien, pledge, mortgage, security interest or other encumbrance or alienation of any of the following rights, properties or interests, or attempt to do any of the foregoing (a "Transfer"), or the execution of any contract to perform any such Transfer, without Lender's prior written consent shall constitute a Prohibited Transfer hereunder:

          (a) Any right, title or interest of Borrower in the Project or any part thereof;

          (b) All or any portion of the shares of stock in Borrower, Borrower's general partner, Borrower's limited partner, UHII, UDMC or UHI; or

          (c) Any right, property or interest, the Transfer of which would constitute an event of default under the Mortgage or any of the other Loan Documents, in each case whether any such Transfer is effected directly, indirectly, voluntarily or involuntarily, by operation of law or otherwise; provided, however, that the foregoing provisions of this
     Section 9.2 shall not apply to liens securing the Loan, or to the lien of current taxes and assessments not in default.

     9.3 PERMITTED TRANSFER. Notwithstanding anything to the contrary contained herein, the sale of any Home pursuant to a Sales Contract in accordance with the terms hereof shall not constitute a Prohibited Transfer.

                                   ARTICLE X

                            DEFAULTS AND REMEDIES

     10.1 DEFAULTS. The occurrence of any one or more of the following shall constitute a "Default" as such term is used herein:

          (a) Any default occurs in (i) the due and punctual payment of principal (or interest under the Note when and as the same becomes due, and such default is not cured with in the applicable cure period, if any, or (ii) the payment of any other amount owed to Lender under any of the Loan Documents and such default is not cured within ten (10) days after Lender's written demand therefor;

          (b) Except as otherwise provided herein, any failure of the Obligors to observe or perform any of the covenants of the Obligors either: (i) under the terms of this Agreement, and such default is not cured with thirty (30) days after Lender notifies the Obligors thereof, or, with respect to defaults which cannot be cured within thirty (30) days, the failure of the Obligors to promptly commence and diligently pursue the cure of such default upon receipt of notice thereof, and to complete said cure within ninety (90) days of said notice, except as otherwise provided herein; or (ii) under the terms of any of the other Loan Documents, and such default is not cured within the applicable cure period, if any;

          (c) The disapproval by Lender or Lender's Architect of any construction work and failure of the Obligors to commence the correction of said work to the satisfaction of Lender and Lender's Architect within fifteen (15) days thereafter and diligently complete the same;

          (d) The bankruptcy or insolvency of the Architect or Contractor and failure of Borrower to procure a replacement Architect or Contractor satisfactory to Lender within twenty (20) days from the occurrence of such bankruptcy or insolvency;

          (e)  The occurrence of a Prohibited Transfer;

          (f) Any representation, statement, report, or certificate contained herein or in any other Loan Document is not true and correct in any material respect, or if at any time any statement or representation made in materials submitted to Lender for this Loan is not true and correct in any material respect;

          (g) All or a substantial part of the assets of any Obligor is attached, seized, subjected to a writ or distress warrant or levied upon, unless such attachment, seizure, writ, warrant or levy is vacated within sixty (60) days;

          (h) Any Obligor is enjoined, restrained or in any way prevented by court order from performing any of its respective obligations hereunder or under the other Loan

     Documents, or from conducting all or a substantial part of its business affairs, or a proceeding seeking such relief is not dismissed within forty-five (45) days of being filed or commenced, or proceedings are commenced:

          (i) A notice of lien, levy or assessment is filed of record with respect to all or any part of the property of any Obligor by the United States or any other Governmental Authority, unless diligently contested in accordance herewith;

          (j) Failure by Borrower to deposit with Lender funds required to maintain the Loan in Balance within the time and in the manner herein required;

          (k) Occurrence of a material adverse change in the financial condition of any Obligor;

          (l)  Any Obligor:

               (i) Files a voluntary petition in bankruptcy or for arrangement, reorganization or other relief under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter in effect, or admits in writing its insolvency, bankruptcy or inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or consents to the appointment of a receiver or trustee or liquidator of all or the major part of its property or the Project; or

               (ii) Fails, within sixty (60) days after the filing against said entity of any involuntary proceedings under the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter in effect, to cause such proceedings to be dismissed;

               (iii) Fails, within sixty (60) days following the entry of any order appointing a receiver, trustee, or liquidator for it or for all or a major part of its property or the Project, to cause such order be vacated;

               (iv)  Is adjudicated a bankrupt;

               (v) If such party is an individual, dies or is judicially declared to be incompetent, or if such party is a corporation or partnership, is dissolved, terminated or merged, provided that the death of an individual shall not be a Default if, within thirty
          (30) days thereafter, the surviving Obligors enter into an agreement acceptable to Lender with one or more persons or entities acceptable to Lender, in its sole discretion, for the purpose of carrying on the obligations hereunder previously undertaken by such deceased individual, and assuming any financial obligations of such deceased individual under the Loan Documents.

          (m) The occurrence of an event of default or a default by Borrower under the Subordinated Loan.

          (n) Any modification or amendment is made to Borrower's Partnership Agreement without the prior written consent of Lender.

     10.2 REMEDIES CONFERRED UPON LENDER. Upon the occurrence of any Default, Lender, in addition to all remedies conferred upon Lender by law and by the terms of the Loan Documents, may pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

          (a) Take possession of the Project and complete the construction and equipping thereof and do anything required, necessary or advisable in Lender's sole judgment to fulfill the obligations of the Obligors hereunder, including the rights to avail itself of or procure performance of any of the Subcontracts, to let any contracts with the same contractors, subcontractors or others, and to employ watchmen to protect the Project from injury. Without restricting the generality of the foregoing and for the purposes aforesaid, the Obligors hereby authorize Lender in Lender's own name and the Obligors hereby appoint and constitute Lender as their lawful attorney-in-fact with full power of substitution in the premises to perform any or all of the following actions: to complete construction of the Project in the name of Borrower; to use unadvanced Loan proceeds or to advance funds in excess of the face amount of the Note to complete the Project; to make changes in the Plans that are necessary or desirable to complete the Project; to retain or employ new contractors, subcontractors, architects, engineers and inspectors; without inquiring into and without respect to the validity thereof, to pay, settle or compromise all existing bills and claims that may be liens against the Project or any portion thereof, or as may be necessary or desirable for the completion of the construction and equipping of the Project or for the clearance of title to the Land; to prosecute and defend actions or proceedings in connection with the Project; to take action and require such performance as Lender deems necessary or advisable under any of the bonds, if any, to be furnished hereunder and to make settlements and compromises with the surety or sureties thereunder, and, in connection therewith, to execute instruments of release and satisfaction; and to do any and every act that Borrower might do in its own behalf and with respect to the Project, such appointment as attorney-in-fact being a power coupled with an interest that can not be revoked.

          (b) Withhold further disbursement of the Loan proceeds and terminate any of Lender's obligations to the Obligors.

          (c) Declare the Note to be due and payable forth with, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

          (d) Exercise or pursue any other remedy or cause of action permitted at law or in equity or under this Agreement or any of the other Loan Documents, including without limitation foreclosure of the Mortgage.

     10.3 RIGHT OF LENDER TO MAKE ADVANCES. In the event the Obligors fail to perform any of its covenants or agreements contained herein or in any of the other Loan Documents, Lender may, in the event of a Default or sooner if reasonably required to protect its security in the case of an event that would mature into a Default with the passage of time, but shall not be required to, perform any of such covenants and agreements, and any amounts expended by Lender in so doing or pursuant to Section 10.2 hereof, as well as any other amounts advanced by Lender pursuant to this Agreement, shall be deemed advanced by Lender under an obligation to do so regardless of the identity of the person or persons to whom such funds are disbursed. Any and all amounts advanced by Lender to complete the Project or to protect its security for the Loan are obligatory Advances hereunder and shall constitute additional indebtedness payable on demand and evidenced and secured by the Loan Documents.

     10.4 ATTORNEYS, FEES. The Obligors shall pay the reasonable fees and costs of Lender's Counsel in connection with the preparation, administration and enforcement of this Agreement and the Loan Documents. Without limiting the generality of the foregoing, if at any time or times hereafter Lender employs counsel for advice or other representation with respect to any matter concerning the Obligors, the Project, this Agreement or any of the other Loan Documents or to protect, take possession of or liquidate all or any part of the Project or to attempt to enforce or protect any security interest or lien or other right contained herein or under any of the other Loan Documents, then in any such event all reasonable attorneys' fees arising from such services and any expenses, costs and charges relating thereto, shall constitute additional indebtedness owed by the Obligors to Lender payable on demand and evidenced and secured by the Loan Documents.

     10.5 NO WAIVER. No failure by Lender to exercise, or delay by Lender in exercising, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall be any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege.

     10.6 DEFAULT RATE. From and after the date of any Default, interest on funds outstanding hereunder shall accrue at the Default Rate and be payable on demand. The failure of Lender to charge interest at the Default Rate shall not be evidence of the absence of a Default or waiver of a Default by Lender.



                                  ARTICLE XI

                                MISCELLANEOUS

     11.1 TIME IS OF THE ESSENCE. The Obligors agree that time is of the essence of all of their covenants under this Agreement.

     11.2 AMENDMENT. This Agreement and the other Loan Documents, and any other documents or instruments executed pursuant thereto or contemplated thereby, shall represent the entire agreement between the parties hereto with respect to the transactions described herein, and shall supersede all prior negotiations, representations or agreements pertaining thereto, either oral or written. This Agreement and any provision hereof may not be modified or amended in any manner other than by a written amendment executed by all parties hereto.

     11.3 DISCLAIMER BY LENDER. Lender shall not be liable to any contractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with construction of the Project. No Obligor is and no Obligor shall be an agent of Lender for any purposes, and Lender is not a venture partner with any Obligor in any manner whatsoever.

     11.4 INDEMNIFICATION. To the fullest extent permitted by law, the Obligors hereby agree to protect, indemnify, defend and save harmless Lender and its directors, officers, agents and employees and any participants from and against any and all liability, expense or damage of any kind or nature and from any suits, claims or demands, including legal fees and expenses on account of any matter, action or failure to act by Lender, whether in suit or not, arising out of this Agreement or any of the other Loan Documents or in connection herewith or therewith unless such suit, claim or damage is caused solely by the gross negligence or willful malfeasance of Lender or its officers, agents or authorized employees. Such obligation on the part of the Obligors shall survive the repayment of the Loan described herein. The Obligors shall pay, and hold Lender harmless from, any and all claims of any brokers, finders or agents claiming a right to any fees in connection with arranging the financing contemplated hereby. The Obligors represent and warrant that no brokerage commission or finder's fees are to be paid in connection with the Loan.

     11.5 ERECTION OF SIGN. Upon the request of Lender, Borrower shall erect a sign on the Land satisfactory to Lender indicating that financing for the Project has been supplied by Lender, which sign shall comply with all applicable laws, ordinances and regulations.

     11.6 CAPTIONS. The captions and headings of various articles and sections of this Agreement and exhibits hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

     11.7 INCONSISTENT TERMS AND PARTIAL INVALID. In the event of any inconsistency among terms hereof, Lender may elect which terms shall govern and prevail. In the event of any inconsistency between the terms of this Agreement and the terms of any other Loan Documents, this Agreement shall govern, except that in the event of any inconsistency between the terms of any Environmental Indemnification Agreement and the terms of this Agreement, the terms of the Environmental Indemnification Agreement shall govern. The whole or partial invalidity, illegality or unenforceability of any provision hereof at any time, whether under the terms of then applicable law or otherwise, shall not affect the validity, legality or enforceability of such provision at such time except to the extent of such invalidity, illegality or unenforceability, or of any other provision hereof.

     11.8 GENDER AND NUMBER. Any word herein that is expressed in the masculine or neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein that is expressed in the singular or plural number shall be deemed, whenever appropriate in the context, to include the singular and the plural.

     11.9 NOTICES. Any notice, demand or other communication required or permitted hereunder shall be in writing and shall be deemed given when personally delivered or on the second (2nd) business day after being deposited in United States registered or certified mail, postage prepaid, and addressed to such party in accordance herewith. All written notices, demands, and other communications shall be addressed as follows:

     If to Lender:

          First Bank National Association
          410 North Michigan Avenue
          Chicago, Illinois 60611
          Attention: Commercial Real Estate Loan Department

     with a copy to:

          WILDMAN, HARROLD, ALLEN & DIXON
          225 West Wacker Drive
          Suite 3000
          Chicago, Illinois 60606-1229
          (312) 201-2000
          Attention: Mr. Thomas P. Duffy

     If to Borrower:

          c/o United Development Management Company
          2100 Golf Road
          Suite 110
          Rolling Meadows, Illinois 60008

     with a copy to:

          Shefsky & Froelich, Ltd.
          444 North Michigan Avenue
          Chicago, Illinois 60611
          Attention: Mr. David L. Feltman

or to such other address the party to receive such notice may have theretofore furnished to all other parties by notice in accordance herewith.

     11.10 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.

     11.11 JOINT AND SEVERAL. The obligations of the Obligors are and shall at all times be joint and several.

     11.12 COUNTERPART. The Agreement may be executed by the parties hereto in counterpart with the same force and effect as if all parties hereto had executed the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

                                  BORROWER:

                                  UNITED-DARIEN LIMITED PARTNERSHIP,
                                  an Illinois limited partnership

                                  By:   UNITED-DARIEN INC., an
                                        Illinois corporation, its
                                        sole general partner

                                        By: /s/ [Illegible]
                                            -----------------------------
                                            Its:


                                  By:   UNITED-WOODMERE, INC.,
                                        an Illinois corporation, its sole
                                        limited partner

                                        By: /s/ [Illegible]
                                            ------------------------------
                                            Its:

                                  GUARANTORS:

                                  UNITED HOMES OF ILLINOIS, INC., an Illinois corporation


                                  By:  /s/ [Illegible]
                                       -----------------------------------
                                       Its: Secretary
                                            ------------------------------


                                  UNITED HOMES, INC., an Illinois corporation

                                  By:  /s/ [Illegible]
                                       ------------------------------------
                                       Its: Secretary
                                            ------------------------------


                                  UNITED DEVELOPMENT MANAGEMENT
                                  COMPANY, an Illinois corporation

                                  By:  /s/ [Illegible]
                                       -----------------------------------
                                       Its: Secretary
                                            ------------------------------


                                  /s/ EDWARD HAVLIK
                                  ----------------------------------------
                                  EDWARD HAVLIK


                                  /s/ VIRGIL W. OWINGS
                                  ----------------------------------------
                                  VIRGIL OWINGS

                                  LENDER:

                                  FIRST BANK NATIONAL ASSOCIATION


                                  By:
                                      ------------------------------------
                                       Its:
                                            ------------------------------